Exhibit 10.5

CONSULTING SERVICES AGREEMENT

This Agreement is made this  20th  day of December 2006

BETWEEN	EESTECH INC. of 23011 Moulton Parkway, Suite A-10 Laguna Hills, California, 92653 United States of America (“EESTech”)

AND	MJB CAPITAL LTD of 6/36 Polygon Rd, St Heliers, Auckland, NZ (“the Consultant”)

AND	MURRAY JAMES BAILEY of 14 Southern Cross Drive, Cronin Island in the State of Queensland (“the Key Personnel”)

BACKGROUND

A.	EESTech is desirous of engaging the services of the Consultant to perform the services more particularly set out in this agreement.

B.	The Consultant is desirous of accepting EESTech’s offer of a consultancy arrangement.

C.	This agreement sets out the terms of the Consultant’s engagement to perform the services set out in this agreement.

OPERATIVE PROVISIONS

1.	This agreement supersedes all previous agreements entered into between the parties.

2.	Duration of Agreement

2.1.	This agreement shall commence on 3 July 2007 and shall continue until terminated in accordance with the terms of this agreement.

3.	Consulting Services

3.1.	The Consultant will:-

3.1.1.	inform itself as to the requirements of EESTech in respect of the consulting services;

3.1.2.	consult regularly with EESTech throughout the performance of the consulting services and perform the consulting services as directed by EESTech acting reasonably;

3.1.3.
 act professionally at all times in the performance of the consulting services exercising the skill care and diligence normally required in this respect and perform or cause to be performed the consulting services in a proper and professional manner

4.	Key Personnel

4.1.	The Consultant by the execution of this agreement nominates Murray James Bailey to carry out, perform and provide the consulting services.

4.2.
The Consultant, Key Personnel and any other person who supplies, performs or carries out the consulting services shall not be taken to be or become employees or agents of EESTech and are independent contractors.

4.3.	The Consultant shall be responsible for effecting all insurances required under Workers Compensation legislation and shall be responsible for the remuneration of the Key Personnel.

5.	Remuneration

5.1.
The Consultant will be paid an annual fee of One Hundred and Twenty Thousand United States Dollars (USD$120,000.00) payable by monthly payments in arrears of Ten Thousand United States Dollars (USD$10,000.00).

5.2.	The monthly payments will be converted to any currency as selected by the Consultant and payable at the opening exchange rate on the day of payment.

6.	Exclusions

6.1.
This agreement is not exclusive and nothing contained in this agreement will effect any existing or future consultancy arrangements which may be made by the Consultant provided that such consultancy arrangements do not conflict with the business of EESTech.

7.	Default and Termination

7.1.	Either party may terminate this agreement in writing to the other by giving three (3) months written notice to the other.

7.2.
Despite spite clause 7.1, either party may terminate this agreement with immediate effect by giving written notice to the other part if the other party breaches any provision of this agreement and fails to take reasonable steps to remedy the breach within fourteen (14) days after receiving notice to do so.

7.3.	Despite clauses 7.1 and 7.2, either party may terminate this agreement without notice if the other party:-

7.3.1. becomes insolvent or bankrupt; or

7.3.2.	a receiver or receiver and manager, a trustee in bankruptcy, a provisional liquidator/liquidator or other like person, is appointed for part or all of the Contractor’s assets or business; or

7.3.3. is charged with any serious criminal offence.

7.4.	Either party must notify the other immediately if any of the events in 7.3 occur.

8.	Out of Pocket Expenses

8.1.	All usual out of pocket expenses eg. International, interstate and intrastate travel taxi fares, food and accommodation will be to the account of EESTech.

8.2.
EESTech will refund to the Consultant the cost of all outlays incurred by the Consultant in connection with this agreement eg. telephone calls, stationery, petrol and parking fees incurred in connection with its duties hereunder and will if necessary, provide and pay for the Consultant’s use of a mobile phone.

9.	Goods and Services Tax (GST)

9.1.	For the purpose of this agreement “GST” means a goods and services tax imposed on the supply of services under A New Tax System (Goods and Services Tax) Act 1999 (Cth).

9.2.
The total fee payable by EESTech under this agreement is expressed exclusive of GST. EESTech will on issue of a complying tax invoice pay the Consultant an amount equal to the GST liability payable by the Consultant.

10.	Variation of Agreement

No agreement or understanding varying or extending this agreement shall be legally binding upon either party unless in writing and signed by both parties.

11.	Dispute Determination

11.1.
If any dispute arises between the parties in relation to the effect of this agreement and that dispute is not mutually resolved within one (1) calendar month, the parties may appoint a person independent of the Company to resolve the dispute, failing which the dispute may be referred to an arbitrator appointed by the President for the time being of the Queensland Law Society.

11.2.	At such arbitration each of the parties may be represented by a duly qualified legal practitioner.

11.3.	The costs of the arbitration shall be dealt with as follows:-

11.3.1. the costs of each of the parties shall be borne by the party that incurred them and not by any other party; and

11.3.2. the fees and expenses of the arbitrator and any costs of the arbitration shall be borne equally by the parties.

12.	Governing Law

12.1.	This agreement is governed by and shall be construed in accordance with the laws of the State of Queensland.

12.2.	The Contractor shall ensure that the Consulting Services comply with the laws of any State or Territory in which the Consulting Services, or any part thereof, are to be carried out.

13.	Notices

13.1.
Notices under this agreement may be delivered by prepaid postage, by hand or by facsimile transmission to each of the parties at the address set out in the Schedule or such other address as either party may specify by notice in writing to the other. Notices will be deemed to be given:-

13.1.1. two (2) days after deposit in the mail with postage prepaid;

13.1.2. when delivered by hand; or

13.1.3. if sent by facsimile transmission, upon an apparently successful transmission being noted by the sender's facsimile machine.

14.	Entire Agreement

This agreement constitutes the entire agreement between the parties in relation to its subject matter.

15.	Severability

The terms and conditions of this agreement and each and every part thereof shall be so construed as not to infringe the provisions of any Act whether State or Federal, but if any such term or condition on its true interpretation does infringe any such provision, the term or condition shall be read down to such extent as may be necessary to ensure that it does not infringe, and in the event that the offending term or condition cannot be so read down it shall be deemed to be void and severable without in any way diminishing the enforceability of the remaining terms and conditions and each of them.

Executed as an agreement

SIGNED for and on behalf of EESTech INC. by a person duly authorized for that purpose who certifies that h is duly authorized in accordance with its constitution:	) ) ) ) )	……………………………………………… ………………………………………………

SIGNED for and on behalf of MJB CAPITAL LTD by a person duly authorized for that purpose who certifies that h is duly authorized in accordance with its constitution:	) ) ) ) )	……………………………………………… ………………………………………………

SIGNED by the said MURRAY JAMES BAILEY in the presence of: …………………………………………….. Witness	) )	………………………………………………